UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2016

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of principal executive offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 2.02. Results of Operations and Financial Condition

On October 25, 2016 Mobile Mini, Inc. (the “Company”) issued a news release announcing its financial results for the period ended September 30, 2016. A copy of the news release is furnished as Exhibit 99.1 to this report.

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Corrections were made to mislabelings in two tables of this news release. In the table “Business Segment Information – Adjusted,” line item label should read “Total costs and expenses” (instead of “Asset impairment charge and loss on divestiture, net.”) In the table “Condensed Consolidated Statements of Cash Flows,” the line item label should read “Depreciation and amortization” (instead of “Asset impairment charge and loss on divestiture, net.”)

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1 Registrant’s corrected news release, dated October 25, 2016 announcing its financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: October 25, 2016	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel